                                                                                        EXHIBIT 99.2

Investor Contact:	Media Contact:
Emma Jo Kauffman	Tawn Earnest
(615) 855-5525	(615) 855-5209

          BUCK ACQUISITION CORP. LAUNCHES NOTES OFFERING

GOODLETTSVILLE, Tenn. - June 18, 2007 - Dollar General Corporation (NYSE: DG) (the “Company” or “Dollar General”) announced today that Buck Acquisition Corp., a Tennessee corporation (“Buck”), which is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), has launched an offer of $1.9 billion aggregate principal amount of notes consisting of $725 million of senior toggle notes due 2015, $625 million of senior cash-pay notes due 2015 and $550 million of senior subordinated notes due 2017 (collectively, the “Notes”).

The Notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being issued in connection with the pending merger of Buck with and into Dollar General (the “Merger”). This offering of the Notes is part of the financing for, will occur concurrently with, and is conditioned upon the consummation of, the Merger. At the time of the Merger, Buck, the issuer of the Notes, will merge with and into Dollar General, with Dollar General continuing as the surviving corporation. At the time of the Merger, Dollar General will assume the obligations of Buck under the Notes and the related indentures by operation of law. Additional information regarding the Merger and the related transactions can be found in the Company's Securities and Exchange Commission filings.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements
Certain information provided herein may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements generally contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” “continue,” “contemplate,” or “pursue,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events and actual events could differ materially from those projected.

 You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks, assumptions and uncertainties that cannot be predicted or quantified. These risks, assumptions and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger agreement; the outcome of any legal proceedings that have been or may be instituted against Dollar General and others relating to the proposed Merger; the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the Merger, including the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; and other risks, assumptions and uncertainties detailed from time to time in Dollar General’s SEC reports, including Dollar General’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as in the proxy statement relating to the proposed Merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Buck’s or Dollar General’s ability to control or predict. There can be no assurance that the transaction described above will be consummated. Forward-looking statements made herein speak only as of the date hereof, and Dollar General assumes no obligation to update such statements.

###